Exhibit 10.57

LEASE AGREEMENT

BY AND BETWEEN

HARBOR 91 LIMITED PARTNERSHIP,

DONNA M. SNIDER,

DEBBIE A. MARHEINE,

JOSEPH G. BROWN, AND

LEONA R. HOROWITZ,

COLLECTIVELY AS LANDLORD

AND

BUMBLE BEE SEAFOODS, LLC,

AS TENANT

DATED AS OF FEBRUARY 26, 2004

PROPERTY:     13100 ARTIC CIRCLE

          SANTA FE SPRINGS, CALIFORNIA

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TABLE OF CONTENTS

(continued)

Page

	12.2	Condemnation	15

	12.3	Application of Proceeds	15

	12.4	Other Dispositions	15

	12.5	Negotiations	17

13.	RETURN OF PROPERTY TO LANDLORD		17

14.	ASSIGNMENT AND SUBLEASE BY TENANT AND LANDLORD		17

15.	INSPECTION		18

	15.1	Inspection Rights	18

	15.2	Additional Rights	18

16.	LEASE EVENTS OF DEFAULT		18

	16.1	Lease Events of Default	18

17.	ENFORCEMENT		19

	17.1	Remedies	19

	17.2	Remedies Cumulative; No Waiver; Consents; Mitigation of Damages	20

18.	RIGHT TO PERFORM FOR TENANT		21

19.	INDEMNITIES		21

	19.1	General Indemnification	21

	19.2	Indemnification Procedure	21

20.	REPRESENTATIONS AND WARRANTIES		22

	20.1	Tenant Representations and Warranties	22

	20.2	Landlord Representations and Warranties	22

21.	EQUIPMENT FINANCING		23

	21.1	Equipment and Personalty	23

	21.2	Owner/Secured Party	23

22.	SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE		24

	22.1	Subordination/Nondisturbance	24

	22.2	Attornment to Successor Landlords	24

	22.3	Right to Cure	25

	22.4	Liability of Successor Landlord	25

23.	LANDLORD FINANCING; ASSUMPTION		25

	23.1	Landlord Financing During Lease Term	25

	23.2	Tenant’s Consent to Assignment for Indebtedness	26

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TABLE OF CONTENTS

(continued)

Page

24.	MISCELLANEOUS		26

	24.1	Binding Effect; Successors and Assigns Survival	26

	24.2	Quiet Enjoyment	26

	24.3	Notices	26

	24.4	Severability	27

	24.5	Amendment, Complete Agreements	27

	24.6	Headings	28

	24.7	Counterparts	28

	24.8	Governing Law	28

	24.9	Estoppel Certificates	28

	24.10	No Joint Venture; True Lease	28

	24.11	No Accord and Satisfaction	28

	24.12	No Merger	28

	24.13	Naming and Signage of the Property	28

	24.14	Expenses	28

	24.15	Further Assurances	29

	24.16	Independent Covenants	29

	24.17	Landlord Exculpation	29

	24.18	Holding Over	29

	24.19	Survival	29

	24.20	Time of the Essence	30

	24.21	Memorandum of Lease	30

	24.22	Force Majeure	30

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LIST OF

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	-	Description of Land
Exhibit B	-	Memorandum of Lease
Exhibit C	-	List of Certain Items of Tenant’s Equipment and Personalty
Exhibit D	-	Estoppel Certificate — Tenant Form

SCHEDULES

Schedule 3.1	-	Base Rent Schedule
Schedule 11(a)	-	Insurance Schedule

-iv-

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of February 26, 2004, by and between (1) HARBOR 91 LIMITED PARTNERSHIP, a California limited partnership (“Harbor 91”), (2) DONNA M. SNIDER, a married woman as her sole and separate property (“Snider”), (3) DEBBIE A. MARHEINE, a married woman as her sole and separate property (“Marheine”), (4) JOSEPH G. BROWN, a married man as his sole and separate property (“Brown”), and (5) LEONA R. HOROWITZ, an unmarried woman as her sole and separate property (“Horowitz” and together with Harbor 91, Snider, Marheine and Brown are collectively referred to as “Landlord”), having an address at 19700 Fairchild Road, Suite 100, Irvine, California, and BUMBLE BEE SEAFOODS, LLC, a Delaware limited liability company (“Tenant”), having an address at 9655 Granite Ridge Drive, San Diego, California.

1. Definitions.

1.1 Defined Terms. As used in this Lease, the following terms shall have the following meanings:

“Affected Property” shall have the meaning specified in Section 12.1(a).

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, the term, “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alterations” shall mean alterations, improvements, installations, modifications, replacements, changes and additions to and demolition of the Property, including, without limitation, construction, placement or erection of new Improvements and appurtenances of every kind and description, and any subsequent alterations, improvements, installations, modifications, replacements, changes and additions thereto and to any Improvements and appurtenances existing as of the Commencement Date.

“Applicable Laws” shall mean all existing and future laws (including Environmental Laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authorities, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Property or any portion thereof) development guide, declaration, restrictive use agreement, reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record now or hereafter applicable to, relating to or affecting all or any portion of the Property or otherwise relating to the use or occupancy thereof.

“Appraisal Procedure” shall mean the following procedure for determining the Fair Market Rental Value of the Property or any other amount which may, pursuant to any provision of this Lease, be determined by the Appraisal Procedure: two Qualified Appraisers, one chosen by each party interested in the determination, shall mutually agree thereupon, but if either party shall fail to choose a Qualified Appraiser within twenty (20) days after written notice from the other party of the selection of its Qualified Appraiser followed by a second notice (which notice shall specifically state that failure to select a Qualified Appraiser within ten (10) days shall prohibit appointment of a Qualified Appraiser by the addressed party) given at least ten (10) days prior to the expiration of such twenty (20) day period, then the appraisal by such appointed Qualified Appraiser shall be binding on the parties. If the two Qualified

Appraisers cannot agree on a value within twenty (20) days after the appointment of the Second Qualified Appraiser, then a third Qualified Appraiser (the “Third Appraiser”) shall be selected by the two Qualified Appraisers or, failing agreement as to such Third Appraiser within thirty (30) days after the appointment of the Second Qualified Appraiser, by the American Arbitration Association office located closest to the Property. Within twenty (20) days after the appointment of the Third Appraiser, the three qualified Appraisers shall make a determination of value. Such determination need not be unanimous; a determination by two of the Qualified Appraisers shall be sufficient. Such determination shall be binding on the parties. The fees and expenses of the Qualified Appraiser appointed by a party shall be paid by such party (such fees and expenses not being indemnifiable by Tenant); the fees and expenses of the Third Appraiser shall be divided equally between the two parties.

“Base Rent” shall mean the rent payable pursuant to Section 3, as such amounts may be adjusted from time to time.

“Base Term” shall mean the period commencing on the Commencement Date and ending on the Expiration Date.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of California.

“Casualty” shall mean any damage or destruction of any kind caused to the Property by any reason.

“Claims” shall mean liens (including, without limitation, lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

“Commencement Date” shall mean the date upon which escrow closes for the purchase and sale of the Property pursuant to the Purchase Agreement (as hereinafter defined).

“Condemnation” shall mean any condemnation, requisition or other taking or sale of the use, occupancy or title to any or all of the Property, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof.

“Default Rate” shall mean three percent (3%) above the annual rate of interest set by Citibank, N.A. (or any successor thereto) as its “Prime Rate” from time to time.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657 (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., and all other federal, state, or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations (i) relating to the environment, human health or natural resources; (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials; or (iii) relating to the clean-up or other remediation of the Property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

“Expenses” shall have the meaning specified in Section 16.1(a).

“Expiration Date” shall mean 11:59 p.m. PST on the day immediately preceding the fifteenth (15th) anniversary of the Commencement Date or if one or more of the Renewal Option are exercised, the last day of the applicable Renewal Term.

“Fair Market Rental Value” with respect to the Property shall mean the comparable fair market monthly rental value for the then current use of the Property in the specific submarket where the Property is located and that would be obtained in an arm’s-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Landlord or Tenant for the lease of the Property on the terms set forth in this Lease. Such fair market rental value shall be calculated as the value for the use of the Property assuming that the Property is in the condition and repair required to be maintained by the terms of this Lease. Notwithstanding anything to the contrary contained herein, Fair Market Rental Value shall not include the value or cost of any Tenant’s Equipment and Personalty or any Alterations to the Property made by Tenant or on behalf of Tenant that were not existing or completed as of the Commencement Date.

“Fixtures” shall have the meaning specified in the term “Improvements.”

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property.

“Governmental Authority” shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Governmental Licenses” shall mean all licenses, franchises, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership or occupancy of any part of the Property.

“Hazardous Material” shall mean any substance, waste or material (including those that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, its derivatives, by-products and other hydrocarbons and asbestos), in each case that is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States and/or each State in which the Property is situated, or that may form the basis of liability under any Environmental Law.

“Impositions” shall mean, collectively, all real estate taxes on the Property (including without limitation those levied by special taxing districts), all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes levied or incurred with respect to the Property, or the use, lease, ownership or operation thereof, personal property tax on any property covered by this Lease that is classified by Government Authorities as personal property, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the Lease Term), water, sewer, utilities and other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Property or any part thereof and/or the Rent, including all interest and penalties thereon, which at any time prior to, during or with respect to the Lease Term may be assessed or imposed on or with respect to or be a Lien upon Landlord or the Property or any part thereof or any rent therefrom or any estate, title or interest therein and any and all community association, and/or business park association charges, fees, dues and assessments, and interest and penalties thereon. Impositions shall exclude, however, and nothing contained in this Lease shall be construed to require Tenant to pay: (i) any Tax imposed on Landlord based on the gross or net income or receipts of Landlord; any franchise, corporate, inheritance, income, profits, revenue, estate or gift tax; or any transfer tax imposed on Landlord or any other Person; (ii) any Tax imposed with respect to the sale, exchange or other disposition of all or any portion of the Property by Landlord or the proceeds thereof; or (iii) any gross receipts, transaction privilege, rent or similar tax, assessment, levy or charge upon Landlord, the Property, the Rent or any part of any thereof or interest therein, or (iv) any tax upon the sale, transfer or assignment of Landlord’s title or estate which at any time may be assessed against or become a Lien upon any part of Property or the leasehold created by this Lease.

“Improvements” shall mean all buildings, foundations, structures and other improvements of every kind now or hereafter situated on the Land comprising the Property together with all fixtures, including all components thereof, on and in respect to the foregoing (“Fixtures”); provided, however, in no event shall Improvements include any of Tenant’s Equipment and Personalty.

“Indemnitee” shall mean the Landlord and each of its Affiliates and their respective officers, directors, employees, shareholders, member, partners, agents and representatives, together with their respective successors and assigns, from time to time.

“Indemnitee’s Group” shall mean, with respect to a particular Indemnitee, such Indemnitee (including its Affiliates and their respective officers, directors, employees, shareholders, trustees, members and partners) and their successors and assigns.

“Inspecting Party” shall have the meaning specified in Section 15.1.

“Insurance Premiums” shall mean the premium, if any, for insurance policies required to be maintained by Tenant under Section 11 of this Lease.

“Land” shall mean the parcels of real property described on Exhibit “A” attached hereto.

“Landlord” shall collectively mean (1) Harbor 91 Limited Partnership, a California limited partnership, (2) Donna M. Snider, a married woman as her sole and separate property, (3) Debbie A. Marheine, a married woman as her sole and separate property, (4) Joseph G. Brown, a married man as his sole and separate property, and (5) Leona R. Horowitz, an unmarried woman as her sole and separate property, and their respective permitted successors and assigns.

“Late Charge” shall mean a sum equal to one and one-half percent (1.5%) of the monthly Base Rent.

“Lease Events of Default” shall have the meaning specified in Section 16.

“Lease Term” shall mean the full term of this Lease, including the Base Term and any Renewal Terms as to which Tenant exercises a renewal option pursuant to Section 4.

“Lease Year” shall mean each consecutive period of one (1) full calendar year occurring after the Commencement Date; provided, however, that, the first Lease Year shall commence on the Commencement Date and shall end on March 31, 2005.

“Lender” shall mean the holder of any first priority deed of trust recorded against Landlord’s interest in the Property provided that Landlord has given Tenant written notice of the name and address of such holder.

“Lien” shall mean any lien, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, charge, servitude, security title or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

“Loan” shall mean the loan made by Lender to Landlord and secured by a first priority deed of trust recorded against the Property.

“Net Casualty Proceeds” shall mean the compensation and/or insurance payments net of costs and expenses of collecting such amounts reasonably incurred by Landlord or Tenant and received by or on behalf of Landlord or Tenant in respect of the Property by reason of and on account of a Casualty.

“Net Condemnation Proceeds” shall mean any award or compensation net of costs and expenses of collecting such amounts reasonably incurred by Landlord or Tenant and received by or on behalf of Landlord or Tenant in respect of the Property by reason of and on account of a Condemnation.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Premises Complete Damage” shall mean a Casualty to the Property which cannot be reasonably repaired within eighteen (18) months or less from the date of such Casualty.

“Premises Partial Damage” shall mean a Casualty which can be reasonably repaired within eighteen (18) months or less from the date of such Casualty. Notwithstanding the foregoing, if any such Casualty occurs in the last eighteen (18) months of the Lease Term (if the option to extend the Base Term has not been exercised) or a Renewal Term (if in the case of the first Renewal Term the option to extend for the second Renewal Term has not been exercised), if applicable, such Casualty shall constitute a Premises Complete Damage.

“Proceeds Trustee” shall mean a federally insured bank or other financial institution, selected by Landlord and reasonably satisfactory to Tenant.

“Property” shall mean the Land and Improvements thereon. “Property” shall not include Tenant’s Equipment and Personalty.

“Purchase Agreement” shall be that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of February 5, 2004, by and between Landlord’s predecessor-in-interest, Brown Associates II, LLC, a California limited liability company, Donna Marie Snider, Debbie A. Marheine and Joseph G. Brown, collectively as buyer, and Bumble Bee Properties (CA), LLC, a Delaware limited liability company (a subsidiary of Tenant), as seller, together with any amendments thereto.

“Qualified Appraiser” means an independent appraiser who shall be a member of The Appraisal Institute (or its successor organization) with not less than ten (10) years’ experience appraising properties similar to the Property in the market in which the Property is located.

“Release” shall mean the release or threatened release of any Hazardous Material into or upon or under any land or water, including, without limitation, by means of burial, disposal, discharge, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement, storage and the like.

“Renewal Option” shall have the meaning specified in Section 4.1.

“Renewal Notice” shall have the meaning specified in Section 4.1.

“Renewal Term” shall have the meaning specified in Section 4.1.

“Renewal Term Base Rent Determination Notice” shall have the meaning specified in Section 4.1.

“Rent” shall mean Base Rent and Supplemental Rent, collectively.

“Rent Payment Dates” shall mean the first day of each month during the Lease Term.

“Restoration Fund” shall have the meaning specified in Section 12.4(a).

“Security Deposit” shall mean the sum of $50,000 deposited with Landlord upon the execution and delivery of this Lease by Tenant.

“SNDA” shall have the meaning specified in Section 22.2(b).

“Successor Landlord” shall have the meaning specified in Section 22.2.

“Supplemental Rent” shall mean any and all amounts, liabilities, obligations, late charges, penalties, interest, costs, expenses and Impositions, including taxes and insurance, other than Base Rent which Tenant assumes or agrees or is otherwise obligated to pay under this Lease (whether or not designated as Supplemental Rent) to Landlord or any other party and amounts due and payable under indemnities or for damages for breach of any covenants, representations, warranties or agreements contained in this Lease.

“Taxes” shall mean any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are fees (including without limitation, license fees, documentation fees and registration fees), taxes (including without limitation, rental turnover, property, ad valorem, real estate, income, gross or net income, gross or net receipts, sales, use, value added, franchise, business, transfer, unemployment, capital property (tangible and intangible), municipal assessments, excise and stamp taxes and sewer and water rents), licenses, recording charges or fees, levies, imposts, duties, charges, assessments or withholdings, together with any penalties, fines, additions or interest thereon or addition thereto (any of the foregoing being referred to herein individually as a “Tax”), imposed by any taxing authority of the United States or any state, county, city or other political subdivision thereof.

“Tenant” shall mean Bumble Bee Seafoods, LLC, a Delaware limited liability company, and its successors and assigns.

“Tenant Contest Conditions” shall mean (i) such contest shall be at Tenant’s sole cost and expense, (ii) Tenant shall provide prompt notice to Landlord of the issue contested and the grounds thereof, (iii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence, (iv) such contest (or any bond or other security posted in connection therewith) will operate to suspend the collection or operation of, or other realization upon, the matter being contested, from the Property or other interest of Landlord, or from any Rent, (v) such contest will not adversely affect Lender’s lien, if any, on the Property, or Landlord’s right in and to the Property, or any portion thereof ,(vi) such contest will not materially and adversely interfere with the possession, use or occupancy or sale of the Property and (vii) such contest will not subject Landlord to any civil or criminal liability. Tenant shall pay any Imposition or Lien (and related costs) or promptly comply with any Applicable Law after forgoing any contest or after receipt of a final nonappealable adverse judgment.

“Tenant’s Equipment and Personalty” shall mean all personal property used by Tenant in the operation of its business, whether or not attached to the Property, including but not limited to those items of personal property, equipment, supplies, trade fixtures and fixtures listed on Exhibit “C” attached hereto, ownership of which shall be maintained by Tenant, together with such other personal property, equipment, supplies, trade fixtures and fixtures acquired by Tenant from time to time after the date hereof for use in the operation of its business. Tenant may from time to time supplement Exhibit “C” attached hereto to include any additional Tenant’s Equipment and Personalty. Inclusion of any item on Exhibit “C” shall be conclusive evidence that the same is Tenant’s Equipment and Personalty, but failure to include the same shall not be determinative as to whether any property is the personal property of Tenant and should be included as Tenant’s Equipment and Personalty.

“Termination Date” shall mean the date on which this Lease either expires by its terms or is terminated before such expiration as permitted under this Lease.

1.2 Generally. In this Lease, unless the context otherwise requires:

(a) any term defined herein by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(b) words importing the singular include the plural and vice versa;

(c) words importing a gender include any gender;

(d) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(e) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

(f) a reference to a party to a document includes that party’s successors and permitted assigns;

(g) the words “including” and “includes,” and words of similar import, shall be deemed to be followed by the phrase “without limitation”;

(h) the words “hereof’ and “hereunder,” and words of similar import, shall be deemed to refer to the document as a whole and not to the specific section or provision where such word appears; and

(i) unless the context shall otherwise require, a reference to the “Property” or “Improvements” shall be deemed to be followed by the phrase “or a portion thereof’.

2. Lease of Property. Landlord hereby demises and leases to Tenant, and Tenant does hereby rent and lease from Landlord, the Property for the Base Term and, subject to the exercise by Tenant of its renewal option as provided in Section 4 hereof, for the Renewal Terms, at the rental, and upon all of the terms and conditions, set forth in this Lease. The demise of the Property includes, without limitation, Tenant’s right to use the subsurface of the Property and all Improvements.

3. Rent.

3.1 Base Rent. Tenant shall pay Base Rent to Landlord on the Rent Payment Dates in advance during the Base Term in the amounts set forth in Schedule 3.1 attached hereto without set-off, deduction or defense of any kind or nature. If the Base Term shall commence on other than the first day of a calendar month, the first monthly installment of Base Rent, apportioned for a part month in question, shall be payable on the Commencement Date. Any such apportionment shall be based upon the actual number of days in such month.

3.2 Supplemental Rent. Tenant shall pay to Landlord, or to such other Person as shall be entitled thereto in the manner contemplated herein or as otherwise required by Landlord, any and all Supplemental Rent as the same shall become due and payable, in each case without set-off, deduction or defense or any kind or nature. Unless the due date for a particular item of Supplemental Rent is specified elsewhere in this Lease or specified by Applicable Laws, or specified in an agreement with a third party to which Supplemental Rent is owed, Supplemental Rent shall be due and payable by Tenant within ten (10) Business Days of Landlord’s demand therefor together with reasonable evidence of the amount thereof.

3.3 Method of Payment. Each payment of Base Rent and Supplemental Rent which is payable to Landlord shall be made by Tenant payable to “Brown Associates II, LLC” and sent to the address of Landlord set forth in Section 24.3 or such other address as Landlord may specify from time to time. All such payments shall be made of lawful currency of the United States of America. Payments made by check shall be deemed made on the date received provided such check is honored in due course when presented for payment.

3.4 Late Payment. If any payment of Rent payable to Landlord shall be delinquent and remain unpaid for a period of ten (10) days after the date due, Tenant shall pay a Late Charge along with interest on all amounts due from the date such payment became due and payable to the date of receipt thereof by Landlord at a rate per annum equal to the Default Rate.

3.5 Net Lease. It is the intention of the parties hereto that this Lease is a net lease, and it is agreed and intended that Base Rent, Supplemental Rent and any other amounts payable hereunder by Tenant shall, except as expressly set forth herein, be paid without counterclaim, setoff, deduction or defense, abatement, diminution or reduction whatsoever.

4. Renewal Option.

4.1 Renewal Option.

(a)(i) Landlord hereby grants to Tenant the option (the “Renewal Option”) to extend the term of this Lease for the entire Property for four (4) terms of five (5) years each (each, a “Renewal Term”), with the first day of the applicable Renewal Term commencing on the date that is the day after the expiration of the Base Term or the immediately preceding Renewal Term, as the case may be.

(ii) In the event Tenant fails to timely renew this Lease as set forth in Section (b), then Tenant’s right to extend the term of this Lease shall cease and be of no further force or effect.

(iii) The Base Rent payable for each respective Renewal Term shall be the greater of (a) ninety-five percent (95%) of the Fair Market Rental Value for such Renewal Term, as determined pursuant to the provisions of Section (b), or (b) the Base Rent payable by Tenant during the last month of the Base Term or the Renewal Term immediately preceding such Renewal Term. During each Renewal Term, Base Rent shall be payable to Landlord by Tenant in the same manner as Base Rent is paid during the Base Term. The Base Rent payable for each Renewal Term shall be adjusted as of the first day of the 31st month of such Renewal Term to an amount equal to one hundred three percent (103%) of the Base Rent payable on the first day of such Renewal Term.

(b) In order to exercise the option to extend this Lease for each Renewal Term, the following procedure shall be followed:

(i) Tenant shall give Landlord written notice of its request to determine the Fair Market Rental Value for the next succeeding Renewal Term (the “Renewal Term Base Rent Determination Notice”) not less than twelve (12) months prior to the expiration of the Base Term or the then current Renewal Term, as the case may be.

(ii) On or before the date that is sixty (60) days following delivery of the Renewal Term Base Rent Determination Notice, Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value for the applicable Renewal Term.

(A) If Landlord and Tenant cannot agree upon the Fair Market Rental Value for such Renewal Term within such sixty (60) day period, Tenant shall have the right within ten (10) Business Days thereafter to elect by written notice to Landlord to submit the determination of the Fair Market Rental Value for such Renewal Term to the Appraisal Procedure.

(B) On or before the later of (i) thirty (30) days after the determination of the Fair Market Rental Value, or (ii) nine (9) months prior to the expiration of the Base Term or the then current Renewal Term, as the case may be, Tenant shall give Landlord irrevocable written notice of its election to exercise the Renewal Option (the “Renewal Notice”). If Tenant fails to deliver the Renewal Notice by such date, Tenant shall have no further option to extend the Base Term (or the then current Renewal Term, as the case may be).

4.2 Lease Provisions Applicable During Renewal. All the provisions of this Lease shall be applicable during each Renewal Term, except that the amount of each installment of Base Rent shall be determined as provided in Section 4.1.

5. Tenant’s Acceptance of the Property. Except as expressly set forth herein, the Property is demised and let by Landlord “AS IS” in its present condition, subject to, without limitation, (a) the state of the title thereto existing as of the Commencement Date, (b) any state of facts which an accurate survey or physical inspection might show, (c) all Applicable Laws, (d) any violations of Applicable Laws which may exist at the commencement of the Lease Term, and (e) the presence of any Hazardous Materials at or under the Property or at or under any property in the vicinity of the Property. EXCEPT AS SET FORTH HEREIN, NONE OF LANDLORD OR ANY AFFILIATE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY,

MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NONE OF LANDLORD OR ANY AFFILIATE THEREOF SHALL BE LIABLE FOR ANY LATENT OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS. It is agreed that Tenant has inspected the Property, is satisfied with the results of its inspections of the Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence.

6. Use. The Property shall be used for any purpose permitted under Applicable Laws provided such use or purpose is not otherwise in violation of any of the provisions of this Lease.

7. Maintenance, Repairs and Alterations.

7.1 Maintenance and Repairs.

(a) Except as expressly set forth herein, including but not limited to Sections 7.1(b) and 8.3 below, Tenant, at its sole cost and expense, shall at all times (i) keep and maintain the Property in good working condition and repair, subject to reasonable wear and tear, including, without limitation, the repair and replacement of the roof, landscaping, walls, footings, foundations, HVAC, mechanical and electrical systems in or serving the Property, all sidewalks, roads, parking areas and walkways forming part of the Property and all utility connections serving the Property which neither the applicable municipality nor a utility company is obligated to repair and maintain, and (ii) maintain the Property in accordance with all Applicable Laws and the requirements of all insurance policies relating to the Property required to be maintained hereunder.

(b) Except as expressly set forth in this Lease, Landlord shall not, under any circumstances, be required to build any improvements on the Property or to make any repairs, replacements, alterations or renewals of any nature or description to all or any portion of the Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain all or any portion of the Property in any way. Except as expressly set forth in this Lease, Tenant hereby waives any right it may have, now or in the future, to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Without limiting the foregoing, in the event that a capital improvement to the Property is necessary in the last eighteen (18) months of the Base Term or, if a Renewal Option has been properly exercised, such Renewal Term, and the cost of such capital improvement exceeds Three Hundred Thousand Dollars ($300,000) (said amount to be deemed automatically increased each year in proportion to increases in the consumer price index for all urban consumers for the Los Angeles County area for the prior Lease Year), Tenant shall be entitled to terminate this Lease upon not less than sixty (60) days’ prior written notice to Landlord of such termination; provided, however, if the capital expenditure is required as a result of or caused by Tenant’s (or Tenant’s subtenant’s) failure to maintain the Property as required by this Lease or any other breach of this Lease, then Tenant shall no right to terminate this Lease and shall be required to construct such capital Improvement at its sole cost and expense.

7.2 Alterations.

(a) Provided that no Lease Event of Default has occurred and is continuing, Tenant, at any time and from time to time, at its sole cost and expense, may, without obtaining Landlord’s prior consent, make any Alterations to the Property which do not materially decrease the value of the

Property or impair the safety or structural integrity of existing Improvements, after giving ten (10) days’ prior written notice to Landlord and submitting copies of the plans to Landlord for Landlord’s review (but not approval). If any Alterations may reasonably be expected to materially decrease the value of the Property or impair the safety or structural integrity of existing Improvements, Landlord may, at the time of giving consent, and as a condition thereto, notify Tenant that Tenant must remove any such Alterations upon the expiration or sooner termination of this Lease. If removal of the Alterations is required as provided herein, Tenant must do so, and shall, at its sole cost and expense, repair any damage to the applicable Property caused by the removal of such Alterations and shall restore the Property to substantially the same condition as existed prior to such Alterations being made.

(b) Every Alteration shall be made in compliance with all Applicable Laws and shall be built under the supervision of a certified architect, professional engineer or other professional person who shall be licensed in California to the extent required for the filing of any plans in connection with such Alteration; provided, however, no such architect or engineer shall be required when the cost of any such Alteration (exclusive of the cost of labor) is less than Fifty Thousand Dollars ($50,000) (said amount to be deemed automatically increased each year in proportion to increases in the consumer price index for all urban consumers for the Los Angeles County area for the prior Lease Year). In connection with any Alteration, Tenant shall perform and complete all work in a good and workmanlike manner without the imposition of any mechanics’ liens. Tenant shall maintain or cause to be maintained at all time during construction all builder’s risks insurance and comprehensive general liability insurance required under this Lease naming Landlord and such other Persons as may be reasonably required by Landlord as additional insureds. Tenant shall, at Landlord’s request, provide to landlord a copy of plans of any Alternation to the structural elements or HVAC, mechanical or electrical systems of any buildings (i) if the cost of any such Alteration (exclusive of labor costs) exceeds Fifty Thousand Dollars ($50,000) (said amount to be deemed automatically increased each year in proportion to increases in the consumer price index for all urban consumers for the Los Angeles County area for the prior Lease Year), and (ii) to the extent that such Alteration does not involve any proprietary information relating to Tenant’s business.

7.3 Title to Alterations. Upon expiration or earlier termination of this Lease, title to all Alterations to any portion of the Property shall vest in Landlord without any obligation to pay any compensation therefor to Tenant and shall be deemed to constitute a part of the Property. Until such time, title to such Alterations shall belong to Tenant. The foregoing vesting of title shall not apply to any alteration made to Tenant’s Equipment and Personalty, to which title shall remain vested in Tenant. Tenant’s Equipment and Personalty (and all alterations thereto) may be removed at any time by Tenant, provided that Tenant shall, at its sole cost and expense, repair any damage to the Property caused by the removal of such Tenant’s Equipment and Personalty and shall restore the Property to the same condition as existed prior to the existence at the Property of such Tenant’s Equipment and Personalty; provided, however, Tenant shall not be required to remove any structural enhancements made to the Property to accommodate the installation and/or placement of Tenant’s Equipment and Personalty in the Property, provided such enhancements do not materially decrease the value of the Property.

7.4 Liens. Tenant shall pay when due all claims for labor or materials in connection with work performed on the Property. Tenant shall use reasonable efforts to give to Landlord not less than ten (10) days’ (or such shorter period as is appropriate under the circumstances, such as in an emergency) prior written notice of any work to be performed on the Property with a value (exclusive of labor costs) in excess of Fifty Thousand Dollars ($50,000) (said amount to be deemed automatically increased each year in proportion to increases in the consumer price index for all urban consumers for the Los Angeles County area for the prior Lease Year); provided, however, Landlord recognizes that situations may arise where such advance notice is not given, including in the event when work is necessary for the uninterrupted and continuous operation of Tenant’s business on the Property. Landlord may post notices of nonresponsibility. Tenant may contest the validity of any lien provided that Tenant complies with the Tenant Contest Conditions.

8. Compliance with Law; Environmental Compliance.

8.1 Compliance. Tenant, at Tenant’s expense, shall comply with all Applicable Laws.

8.2 Contest. Any of the foregoing notwithstanding, Tenant may contest any Applicable Law subject to compliance with the Tenant Contest Conditions. Landlord will not be required to join in any proceedings pursuant to this Section unless a provision of any Applicable Laws requires that such proceedings be brought by or in the name of Landlord; in that event Landlord will join in the proceedings or permit the proceedings to be brought in its name, provided Tenant pays all reasonable costs and expenses (including attorneys’ fees and expenses) incurred by Landlord in connection with such proceedings and fully indemnifies Landlord for all such costs and expenses.

8.3 Required Capital Improvements. Notwithstanding anything to the contrary set forth in this Lease, in the event that a Governmental Authority requires that a capital improvement or alteration to the Property is necessary in order for the Property to comply with Applicable Laws (a “Required Improvement”) and Tenant is otherwise obligated to perform such Required Improvement under this Lease, Tenant shall perform such Required Improvement at its sole cost and expense unless (i) the order issued by the Governmental Authority relating to the Required Improvement occurs in the last sixth (6) months of the Base Term or, if the Renewal Option has been properly exercised, the Renewal Term, and (ii) the cost of the Required Improvement exceeds Three Hundred Thousand Dollars ($300,000), in which case Tenant shall be entitled to terminate this Lease within thirty (30) days of Tenant’s receipt of knowledge of such order upon not less than sixty (60) days’ prior written notice to Landlord of such termination; provided, however, if Landlord elects to make such improvements at Landlord’s cost or if the Required Improvement is a result of or caused by Tenant’s (or Tenant’s subtenant’s) act, omission, activity, requirement or use of the Property, then Tenant shall have no right to terminate this Lease and shall otherwise be required to either (i) perform or construct such Required Improvement at its sole cost and expense (unless Tenant has no right to terminate this Lease due to Landlord’s election to pay for such Required Improvement) or (ii) discontinue the use which resulted in the Required Improvement provided such discontinuance of use shall result in the Governmental Authority no longer requiring the construction of the Required Improvement or (iii) contract for construction of such Required Improvement in cooperation with Landlord if Landlord elects to pay for such Required Improvement.

8.4 Use of Hazardous Materials; Compliance with Environmental Laws.

(a) Tenant may use, store and generate Hazardous Materials at the Property only to the extent that such Hazardous Materials are used, stored and generated in compliance with all Applicable Laws. Tenant shall at all times comply with all applicable Environmental Laws in the use or storage of Hazardous Materials on the Property by Tenant or its agents or invitees including subtenants. Tenant shall promptly provide Landlord with copies of any notices that it may receive, whether or not from public agencies with jurisdiction or pursuant to any Environmental Law, concerning the presence or Release of any Hazardous Materials into the soil or ground water on, under or beneath the Property.

(b) Tenant shall not cause or permit to occur at any time during the Term or any holdover period any Release by Tenant of its agents or invitees including subtenants of a Hazardous Material into the soil or ground water on, under or beneath the Property. Tenant shall promptly undertake, in accordance with the provisions set forth in Section 8.4(c), all remedial measures required to investigate, monitor, clean up, abate or otherwise respond to any Release by Tenant or its agents or invitees including subtenants of a Hazardous Material into the soil or groundwater on, under or beneath the Property as may be required by any regulatory agency having jurisdiction over such Release at no cost to Landlord.

(c) If Tenant is obligated pursuant to Section 8.4(b) to remediate any Hazardous Material, the following additional provisions shall apply:

(i) There shall be no cost to Landlord in connection with the remediation.

(ii) Tenant shall proceed with diligence and continuity to develop and carry out an appropriate remediation plan consistent with the requirements of this Section (including obtaining approval of such response plan from all public agencies with jurisdiction).

(iii) The remediation shall be in accordance with a plan approved by the regulatory agency having lead authority to provide oversight of the remediation. If the plan shall require the retention of any monitoring or other facilities on the Property past the end of the Term, then such monitoring and other facilities shall be maintained and operated at Tenant’s sole cost and expense for the shortest period reasonably allowed by applicable Environmental Laws, and thereafter shall be removed, and the Property restored to its original condition as expeditiously as is feasible, at Tenant’s sole cost and expense, which obligations shall survive the termination of this Lease.

Without limiting the generality of the indemnity provided by Tenant pursuant to Section 19 below, Tenant shall indemnify, defend, and hold each Indemnitee harmless from and against any and all claims, suits, causes of action, demands, losses, damages, diminution of property value, liabilities, fines, penalties, costs, taxes, charges, administrative and judicial proceedings, orders, judgments, remedial actions and compliance requirements, including, without limitation, enforcement and clean-up actions, third-party tort and property claims, natural resource damages, costs of ownership, maintenance and development of the Property and other expenses (including, without limitation, reasonable attorneys’ and consultants’ and experts’ fees and costs of defense) arising, directly or indirectly, in whole or in part, out of: (a) any proven non-compliance by Tenant, or any of its officers, directors, employees, guests, invitees, agents or contractors, with any Environmental Laws or with any of Tenant’s other obligations under this Section; or (b) any use, storage, generation, production, release, disposal or transportation by Tenant, or any of its officers, directors, employees, guests, invitees, agents or contractors, of any Hazardous Material to the soil or groundwater on, under or beneath the Property at any time during the lease term or any holdover period.

(d) Tenant shall promptly assume its defense and indemnification obligations upon written notice from any Indemnitee. Tenant shall not settle any claim without the consent of all Indemnitees who would incur any liability for such claim under or following such a settlement. The provisions of this Section shall survive any termination of this Lease. The indemnification set forth in this Section is in addition to, and shall not diminish, modify or substitute for, any common law, statutory or other rights that any Indemnitee may have against Tenant regarding environmental issues.

9. Taxes.

9.1 Payment of Impositions. Tenant shall pay or cause to be paid all Impositions before any fine, penalty, premium, further interest (except as provided in the immediately succeeding sentence with respect to installments) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible, and Tenant shall deliver to Landlord, upon reasonable request, copies of receipts, canceled checks or other documentation reasonably satisfactory to Landlord evidencing payment of Impositions. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in installments (together with such interest), and in such event Tenant shall pay only those installments that become due and payable during the Lease Term or relate to the Lease Term, together with any such interest, as the same become due and before any fine, penalty, premium, further interest or cost may be assessed of added thereto. Tenant may contest any Imposition, subject to compliance with the Tenant Contest Conditions.

9.2 Adjustment of Impositions. Impositions with respect to the Property for a billing period during which Tenant’s obligation to indemnify Landlord pursuant to this Lease expires or terminates as to the Property shall be adjusted and prorated on a daily basis between Landlord and Tenant, whether or not such Imposition is imposed before or after such expiration or termination, and Tenant’s obligation to pay its pro rata share thereof shall survive such expiration or termination.

10. Services and Utility Charges; Association Fees and Assessments. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property during the Lease Term, and such obligation on the part of Tenant shall survive the expiration or earlier termination of this Lease until all such outstanding balances have been paid. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Property (including, without limitation, electricity, gas, steam, oil, water, sewer, heating, ventilating and air conditioning, cleaning and security). Tenant assumes the full and sole responsibility for obtaining all services, utilities and facilities required at the Property, and shall pay all costs, expenses and charges of every kind and nature relating to any of the foregoing. Tenant shall be entitled to receive any credit or refund with respect to any utility charge paid by Tenant and the amount of any credit or refund received by Landlord on account of any utility charges paid by Tenant, whether before or after the Commencement Date, shall be promptly paid over to Tenant, which obligation shall survive the expiration or earlier termination of this Lease. Tenant shall pay or cause to be paid all association fees and assessments during the Lease Term.

11. Insurance.

(a) During the Lease Term, Tenant shall, at its sole cost and expense, maintain insurance of the types and in the amounts set forth on Schedule 11(a) attached hereto and made a part hereof. Copies of certificates of all such insurance shall be delivered to Landlord.

(b) In the event of Tenant’s failure to provide, obtain or maintain the insurance called for under this Lease, Landlord shall have the right, together with Landlord’s remedies set forth herein, but shall not be obligated, to obtain the policies of insurance required under this Lease and to pay the premiums for such insurance. All sums advanced by Landlord to pay premiums on insurance policies which Tenant is required to maintain hereunder shall be due and payable by Tenant to Landlord within five (5) days of demand and shall be subject to a Late Charge and shall earn interest from and after the date the same are paid by Landlord, whether or not demand for repayment is then made, at the Default Rate.

12. Casualty/Condemnation.

12.1 Casualty/Condemnation Event.

(a) Premises Partial Damage. If there shall occur a Premises Partial Damage with respect to the Property (said portion of the Property being referred to herein as the “Affected Property”), Tenant shall give Landlord prompt notice thereof within thirty (30) days after the occurrence of the Premises Partial Damage, and shall as soon as reasonably possible restore and rebuild at Tenant’s expense the Affected Property which was damaged as a result of such Premises Partial Damage so as to have a value, utility and remaining useful life at least equal to the value, utility and remaining useful life of the Affected Property immediately prior to such Premises Partial Damage, without any abatement, decrease or diminution in the Base Rent, Supplemental Rent and other charges and payments due under this Lease.

(b) Premises Complete Damage. If there shall occur a Premises Complete Damage with respect to the Property, this Lease shall, at the election of Tenant, terminate thirty (30) days following the date the Premises Complete Damage occurs.

12.2 Condemnation. Landlord shall cooperate with Tenant in opposing the Condemnation of the Property or any portion thereof or any proceeding seeking a finding of “blight.” If the Property or any portion thereof is taken by Condemnation or sold under the threat of the exercise of said power, this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If the taking by Condemnation is of such a material portion of the Property or the Improvements that such taking makes the remaining portion of the Property or Improvements commercially impractical for Tenant’s continued use, Tenant may, at Tenant’s option, to be exercised in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Property remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Property caused by such Condemnation. In the event that this Lease is not terminated by reason of the Condemnation, Tenant shall repair any damage to the Property caused by such Condemnation.

12.3 Application of Proceeds. Subject to Section 12.4, all Net Casualty Proceeds shall be paid to Tenant to repair or replace the Affected Property. Subject to the provisions of Section 12.4 below, all Net Condemnation Proceeds shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Tenant shall be entitled to any compensation for Tenant’s relocation expenses, loss of business goodwill and/or Tenant’s Equipment and Personalty, without regard to whether or not this Lease is terminated pursuant to the provisions of Section 12.2. All Alterations made to the Property shall be considered the property of Tenant (for purposes of Condemnation) and Tenant shall be entitled to any compensation therefor.

12.4 Other Dispositions.

(a) Net Casualty Proceeds or Net Condemnation Proceeds, as the case may be, to the extent applicable to the value of Improvements damaged in excess of One Hundred Thousand Dollars ($100,000) (said amount to be deemed automatically increased each year in proportion to increases in the consumer price index for all urban consumers for the Los Angeles County area for the prior Lease Year) with respect to the Property (each, as applicable, the “Restoration Fund”) in respect of such Casualty or Condemnation, as the case may be, shall be paid to the Proceeds Trustee for release to Tenant pursuant to the provisions hereof as restoration progresses, subject to and in accordance with Section 12.4(b). Landlord and Tenant hereby authorize and direct any insurer to make payment under policies of casualty insurance required to be maintained by Tenant pursuant to Section 11(a) directly to the Proceeds Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints the Proceeds Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. In the event that a Casualty shall occur at such time as Tenant, in contravention of the terms of this Lease, shall not have maintained property or casualty insurance to the extent required by said Section 11(a), Tenant shall, within thirty (30) days of the Casualty, pay to the Proceeds Trustee the amount of the proceeds that would have been payable had such insurance been in effect and such amount shall constitute a part of the Restoration Fund for all purposes hereof. Notwithstanding the foregoing provisions of this Section, so long as a Lease Event of Default shall be continuing, any amount that would otherwise be payable to or for the account of Tenant pursuant to this Section shall be paid to Landlord as security for the obligations of Tenant under this Lease and, at such time thereafter as the Lease Event of Default shall have been waived or no longer be continuing, unless Landlord shall be exercising its remedies under Section 17.1, such amount shall be paid promptly to Tenant or the Proceeds Trustee in accordance with this Lease (subject to other terms hereof).

(b) The Restoration Fund, if any, shall be disbursed by the Proceeds Trustee in accordance with the following conditions:

(i) At the time of any disbursement, no Lease Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged, unbonded or not insured over.

(ii) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) reasonably satisfactory evidence, including architects’ certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in accordance with the contracts, plans and specifications, (2) partial releases of Liens from all Persons performing such work, and (3) other reasonable evidence of cost and payment so that the Proceeds Trustee is able to verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the Property and free and clear of (or such claims have been bonded or insured over) mechanics’ and materialmen’s lien claims.

(iii) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

(iv) The Restoration Fund shall be kept in a separate interest- bearing federally insured account by the Proceeds Trustee.

(v) At all times the undisbursed balance of the Restoration Fund held by Proceeds Trustee plus any funds already contributed thereto by Tenant shall be not less than the cost of completing the restoration, free and clear of all Liens.

(vi) In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as reasonably determined by the Proceeds

Trustee, exceeds the then amount of the Restoration Fund, the amount of such excess shall be paid upon demand by Tenant to the Proceeds Trustee to be added to the Restoration Fund. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be paid to Tenant.

12.5 Negotiations. In the event the Property (or any portion thereof) becomes subject to Condemnation or requisition proceedings, Tenant shall control the negotiations with the relevant Governmental Authority, unless: (i) a Lease Event of Default shall be continuing or (ii) the Net Condemnation Proceeds will likely be in excess of Six Hundred Thousand Dollars ($600,000) (said amount to be deemed automatically increased each year in proportion to increases in the consumer price index for all urban consumers in the Los Angeles County area for the prior Lease Year) with respect to the Property, in which case, Landlord at Landlord’s expense may elect in writing to control such negotiations; provided that in any event Landlord may elect to participate at Landlord’s sole cost and expense in such negotiations. Tenant shall give to Landlord such information, and copies of such documents, which relate to such proceedings and are in the possession of Tenant or are readily obtainable by Tenant, as are reasonably requested by Landlord.

13. Return of Property to Landlord.

(a) Upon the Termination Date, Tenant at its sole cost and expense, shall return the Property to Landlord by surrendering the same into the possession of Landlord, subject to Sections 7.2 and 12 hereof, in good working condition and repair, subject to reasonable wear and tear.

(b) All Tenant’s Equipment and Personalty not removed by Tenant by the Termination Date (but in the event of a termination other than upon the expiration of the Lease Term, within ninety (90) days after said termination of this Lease) shall be deemed abandoned in place by Tenant and shall become the property of Landlord. Tenant shall pay or reimburse Landlord for any costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with the removal or disposal of Alterations required to be removed pursuant to Section 7.2(a) and Tenant’s Equipment and Personalty not removed by Tenant, which obligation shall survive the expiration or termination of this Lease.

(c) Upon the return of the Property, Tenant shall deliver to Landlord therewith:

(i) all transferable licenses, permits, maintenance contracts and warranties and the like relating to the Property held by Tenant;

(ii) all as-built drawings of the Property, to the extent available and in the possession or control of Tenant; and

(iii) all keys and all other security access codes to the Property.

(d) Delivery of the Property to Landlord in a condition other than that required herein shall not in and of itself constitute Tenant a holdover tenant for purpose of Section 24.18 of this Lease.

14. Assignment and Sublease by Tenant and Landlord. Except as provided in this Section, Tenant shall have the right to transfer, assign, sublet, mortgage, hypothecate, or otherwise encumber (each a “Transfer”) this Lease, or Tenant’s interest in all or any portion of the Property or this Lease, without Landlord’s prior written consent; provided, however, Tenant shall not be released of its liability under this Lease. Without in any way limiting the foregoing, it is expressly agreed that “Transfer” shall include, without limitation, an assignment, transfer, sale or any other disposition of (i) any shares or other equity interest in Tenant or any Affiliate thereof, or any other beneficial or legal interest therein, (ii) Tenant’s interest in all or any portion of this Lease in connection with an assignment, transfer, sale or other disposition of all or any substantial portion of the assets of Tenant or any Affiliate thereof, in each case, whether directly or indirectly, by merger, operation of law or otherwise, or (iii) Tenant’s interest in all or any portion of this Lease to any Affiliate of Tenant. Landlord may assign this Lease or any portion thereof to its successors and assigns without the consent of Tenant (so long as such assignee assumes the obligations of Landlord hereunder accruing from and after the effective date of any such assignment), but in the event of any assignment, Landlord shall give to Tenant prompt written notice thereof and the transferee’s name and address as to of whom and where to pay Rent.

15. Inspection.

15.1 Inspection Rights. Upon not less than five (5) Business Days’ prior written notice to Tenant (or immediately in an emergency or if a Lease Event of Default shall be continuing), Landlord and its representatives (collectively, “Inspecting Party”) may inspect the Property (but not any proprietary information of Tenant), including, without limitation, the right to cause consultants to make structural, environmental and/or other inspections or tests. Tenant shall have the right to accompany the Inspecting Party on any such inspection provided Tenant does not interfere or hinder such inspection and provided that non-availability of a Tenant representative shall not prevent or delay such inspection. In exercising any Inspection Rights hereunder, Landlord shall not interfere with or disrupt the normal operation of Tenant’s business. Landlord, and any third parties entering the Property at Landlord’s invitation or request, shall at all times strictly observe Tenant’s rules relating to confidentiality, safety and security on the Property.

15.2 Additional Rights. In addition to the rights set forth in Section 15.1, the Inspecting Party shall have the right, upon the same notice set forth above, to enter the Property at all reasonable times, accompanied by a representative of Tenant (a) to perform any obligation of Landlord or to exercise any right reserved to Landlord in this Lease and (b) to exhibit the Property to prospective purchasers or mortgagees and, during the last twelve (12) months of the Lease Term, to prospective lessees. The foregoing rights do not include the right to inspect any proprietary information of Tenant and shall be subject to the same confidentiality, safety and security requirements described in Section 12.1 above.

16. Lease Events of Default.

16.1 Lease Events of Default. The following events shall each constitute a “Lease Event of Default”:

(a) Tenant shall fail to make any payment of Base Rent or Supplemental Rent within ten (10) days of when such payment is due;

(b) Tenant shall fail to timely perform or observe any covenant or agreement (not otherwise specified in this Section) to be performed or observed by it hereunder and such failure shall continue for a period of fifteen (15) Business Days after written notice thereof from Landlord; provided that the continuation of such a failure for fifteen (15) Business Days or longer after such notice shall not constitute a Lease Event of Default if such failure cannot reasonably be cured within such fifteen (15) Business Day period, and Tenant shall be diligently and continuously prosecuting the cure of such failure;

(c) Tenant shall fail to carry or maintain in full force any insurance required hereunder; or

(d)(i) Tenant makes any general arrangement or assignment for the benefit of creditors; (ii) becomes a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days.

17. Enforcement.

17.1 Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Landlord shall be entitled to all remedies at law or in equity and, without limiting the foregoing, may, at its option, by notice to Tenant do one or more of the following as Landlord in its sole discretion shall determine:

(a) Landlord may, by notice to Tenant, terminate this Lease as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of any or all of the Property by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant, (ii) notwithstanding any reletting, reentry or taking of possession, Landlord may at any time thereafter elect to terminate this Lease with respect to any or all of the Property, and (iii) no act or thing done by Landlord or any of its agents, representatives or employees and no agreement accepting a surrender of any or all of the Property shall be valid unless the same be made in writing and executed by Landlord;

(b) Landlord may (i) demand that Tenant, and Tenant shall upon the written demand of Landlord, return the Property promptly to Landlord in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 13 as if the Property were being returned at the end of the Lease Term, and Landlord shall not be liable for the reimbursement of Tenant for any costs and expenses incurred by Tenant in connection therewith, and (ii) without prejudice to any other remedy which Landlord may have for possession of the Property, enter upon the Property and take immediate possession of (to the exclusion of Tenant) the Property and expel or remove Tenant and any other Person who may be occupying the same, by summary proceedings or otherwise, all without liability to Landlord for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Landlord’s other damages, Tenant shall be responsible for the reasonably necessary costs and expenses of reletting, including without limitation, brokers fees, Tenant improvements and inducements for new lessees, security costs, expenses of the Lender, prepayment or other penalties under any note or mortgage and the costs of any repairs made by Landlord. The provisions of this Section shall operate as a notice to quit and shall be deemed to satisfy any other requirement or provisions of Applicable Laws which may require Landlord to provide a notice to quit or of Landlord’s intention to re-enter any or all of the Property and any such requirements or provisions are hereby waived by Tenant;

(c) Except as Landlord may otherwise be required by Applicable Laws, Landlord may hold, keep idle or lease to others the Property as Landlord in its sole discretion may determine, free and clear of any rights of Tenant and without any duty to account to Tenant with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Tenant’s obligation to pay Rent from and after the occurrence of a Lease Event of Default shall be reduced by the net proceeds, if any, received by Landlord from leasing the Property to any Person, or allowing any Person to use the Property, other than Tenant for the same periods or any portion thereof;

(d) Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); and

(e) Landlord may elect to terminate this Lease immediately, or at any time thereafter while the Lease Event of Default remains uncured. If Landlord terminates this Lease, Landlord shall have the right to recover from Tenant:

(i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such unpaid Rent which Tenant proves reasonably could have been avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such unpaid Rent which Tenant proves reasonably could be avoided; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, attorneys’ fees and costs, brokers’ commissions, the costs of refurbishment, alterations, renovation and repair of the Property and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property.

As used in Sections 17.1(e)(i) and (ii), the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 17.1(e)(iii), the “worth at the time of award” shall be computed by discounting such amount at a rate equal to the sum of the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

(f) Landlord may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof.

17.2 Remedies Cumulative; No Waiver; Consents; Mitigation of Damages. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein. No express or implied waiver by Landlord of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

18. Right to Perform for Tenant. If Tenant shall fail to perform or comply with any of its agreements contained herein, such that a Lease Event of Default shall have occurred and be continuing, Landlord may with no notice, perform or comply with such agreement, and Landlord shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by Tenant hereunder and made by Landlord on behalf of Tenant, and the costs and expenses of Landlord (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable by Tenant upon demand. In addition, during the continuance of a Lease Event of Default in respect of Tenant’s obligations under Section 7.1 and/or Section 8, then, in addition to the rights above and at the cost of Tenant, (a) Landlord shall have the right to hire Persons (as selected by Landlord in its reasonable discretion) at Tenant’s expense to cure such Lease Event of Default, and to take any and all other actions necessary to cure such Lease Event of Default, and (b) Tenant shall cooperate with Landlord, and the Persons so hired by Landlord, in the performance of such cure, including, without limitation, providing access to the subject Property at reasonable times every day of the week.

19. Indemnities.

19.1 General Indemnification. Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against, any and all Claims that may be suffered, imposed on or asserted against any Indemnitee, arising out of the subleasing, operation, possession, use, non-use, maintenance, modification, alteration, reconstruction or restoration of the Property by Tenant or on behalf of Tenant or any Lease Event of Default.

19.2 Indemnification Procedure.

(a) In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Tenant, provided that failure to so notify Tenant shall not reduce Tenant’s obligations to indemnify hereunder. Tenant shall be entitled, at its expense, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in, and, to the extent that Tenant desires to, assume and control, in consultation with Indemnitee, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of the last sentence of subparagraph (b) of this Section). Such Indemnitee may (but shall not be obligated to) participate at its own expense (unless Tenant is not properly performing its obligations hereunder or there exists an uncured Lease Event of Default, in which case, such participation shall be at Tenant’s sole cost and expense) and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing. If Tenant shall defend the Indemnitee in any such suit or proceeding, then, unless a conflict of interest exists between Tenant and such Indemnitee, Tenant shall not be obligated to reimburse the Indemnitee for the cost of such Indemnitee’s attorneys’ fees or expenses incurred in connection with such suit or proceeding.

(b) Each Indemnitee shall at Tenant’s expense supply Tenant with such information and documents reasonably requested by Tenant in connection with any Claim for which Tenant may be required to indemnify any Indemnitee under Section 19.1. No Indemnitee shall enter into any settlement or other compromise with respect to any Claim for which indemnification is required under Section 19.1 without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed.

(c) Upon payment in full of any Claim by Tenant pursuant to Section 19.1 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than Claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise reasonably cooperate with Tenant to enable Tenant to pursue such claims.

(d) Prior to paying any amount otherwise payable to an Indemnitee pursuant to Section 19.1, Tenant shall be entitled to receive from such Indemnitee a written statement describing the amount so payable and such additional information as Tenant may reasonably request and which is reasonably available to such Indemnitee to properly substantiate the requested payment.

20. Representations and Warranties.

20.1 Tenant Representations and Warranties. Tenant represents and warrants to Landlord and Lender that the following are true and correct as of the Commencement Date:

(a) Due Organization. Tenant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Tenant has the corporate power and authority to conduct its business as now conducted, to own or hold under lease its property, to lease the Property and to enter into and perform its obligations hereunder. Tenant is duly qualified to do business and is in good standing as a foreign company in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations hereunder, including any state in which the Property is located.

(b) Due Authorization; No Conflict. This Lease has been duly authorized by all necessary corporate action on the part of Tenant and has been duly executed and delivered by Tenant, and the execution, delivery and performance hereof by Tenant will not, (i) require any approval of the members of Tenant or any approval or consent of any trustee or holder of any indebtedness or obligation of Tenant, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Tenant or the charter or operating agreement or other organizational documents of Tenant, or (iii) contravene or result in any breach of or constitute any default under Tenant’s charter or operating agreement or other organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Tenant is a party or by which Tenant is bound.

(c) Enforceability. This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’, mortgagees’ or lessors’ rights in general and by general principles of equity.

(d) Brokers. Tenant has not retained or dealt with any broker or finder in connection with the transactions contemplated by this Lease other than Hilco Real Estate (“Hilco”). Tenant agree to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and other costs of defense) arising from Tenant’s breach of the foregoing representation and from any fees or commissions payable to Hilco in connection with the transactions contemplated by this Lease.

20.2 Landlord Representations and Warranties.

(a) Due Organization. Harbor 91 Limited Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of

California. Landlord, and each of them, has the power and authority to conduct its business as now conducted, to own or hold under lease its property, to lease the Property and to enter into and perform its obligations hereunder. Harbor 91 is duly qualified to do business and is in good standing as a foreign partnership in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations hereunder, including any state in which the Property is located.

(b) Due Authorization: No Conflict. This Lease has been duly authorized by all necessary action on the part of Landlord and has been duly executed and delivered by Landlord, and the execution, delivery and performance hereof by Landlord will not, (i) require any approval of the stockholders of Landlord or any approval or consent of any trustee or holder of any indebtedness or obligation of Landlord, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Landlord or the charter or by-laws or other organizational documents of Landlord or (iii) contravene or result in any breach of or constitute any default under Landlord’s charter or by-laws or other organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Landlord is a party or by which Landlord is bound.

(c) Enforceability. This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’, mortgagees’ or lessors’ rights in general and by general principles of equity.

(d) Brokers. Landlord has not retained or dealt with any broker or finder in connection with the transactions contemplated by this Lease. Landlord agree to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and other costs of defense) arising from Landlord’s breach of this representation.

21. Equipment Financing.

21.1 Equipment and Personalty. All Tenant’s Equipment and Personalty whether owned by or leased by Tenant from a lessor/owner (the “Owner/Secured Party”) installed in the Property, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Owner/Secured Party and may be removed by Tenant or any such Owner/Secured Party at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s Equipment and Personalty and Landlord agrees to execute and deliver to Tenant and Owner/Secured Party, within ten (10) days after request therefor, any document reasonably required by Tenant or Owner/Secured Party in order to evidence the foregoing. Tenant shall promptly repair all damage to the Property caused by the removal of Tenant’s Equipment and Personalty.

21.2 Owner/Secured Party. Tenant may enter into any arrangement to finance all or any portion of Tenant’s Equipment and Personalty either before or after the installation thereof in the Property and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale-leaseback or otherwise; provided, however, in no event shall any such security instrument or interest attach all or any portion of the Property except as permitted pursuant to Section 14 above. Landlord expressly agrees it shall not withhold its consent or refuse to execute any agreement or instrument requested by Tenant, which consent, agreement or instrument evidences an Owner/Secured Party’s right of entry onto the Property for purposes of taking possession of Tenant’s Equipment and Personalty or such portion thereof in which such Owner/Secured Party has a security interest. Landlord agrees to execute and deliver to Tenant and such Owner/Secured Party, within ten (10) days after request therefor, such consent, agreement or instrument.

22. Subordination, Attornment and Non-Disturbance.

22.1 Subordination/Nondisturbance.

(a) Subject to the non-disturbance rights of Tenant set forth in Section 22.1(b) below, this Lease is, and all of the terms, provisions, covenants, conditions and Tenant’s rights hereunder are, and shall at all times remain and continue to be, subject and subordinate in all respects to all mortgages or deeds of trust which may now or hereafter affect all or any portion of the Property.

(b) The subordination provisions of Section 22.1(a) shall only be effective if the holder of such mortgage or deed of trust shall have executed and delivered a subordination, non-disturbance and attornment agreement (an “SNDA”), in recordable form, reasonably acceptable to Tenant, substantially to the effect that so long as Tenant is not in default hereunder beyond any applicable notice and cure periods, if any, (i) this Lease will not be terminated or cut off nor shall Tenant’s possession hereunder be disturbed by enforcement of any rights given to such holder of such mortgage or deed of trust pursuant to such mortgage or deed of trust, and this Lease shall continue in full force and effect as if it were a direct lease between Lender and Tenant, and (ii) such holder of such mortgage or deed of trust shall recognize Tenant as the tenant under this Lease. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by such holder of such mortgage or deed of trust to evidence such subordination and nondisturbance, provided the same is consistent with the terms of this Lease. Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant in connection with the execution of any such subordination and nondisturbance agreement or any estoppel pursuant to this Section.

22.2 Attornment to Successor Landlords.

(a) If at any time any holder of a mortgage or deed of trust or the purchaser at a foreclosure sale with respect thereto or any transferee of any purchaser of the Property (herein collectively referred to as “Successor Landlord”) shall succeed to the rights of Landlord under this Lease, Tenant shall attorn to and recognize any such Successor Landlord as Tenant’s landlord under this Lease upon the terms of this Lease. The provisions of this Section shall inure to the benefit of any such Successor Landlord, shall be self-operative upon any such request, and no further instrument shall be required to give effect to said provisions.

(b) Upon such attornment or in the event any holder of a mortgage or deed of trust described in Section 22.1(b) shall succeed to the rights of Landlord under this Lease, this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all terms, conditions and covenants as are set forth herein and all obligations of Landlord under this Lease shall thereafter be performed by Successor Landlord; provided, however, that Landlord shall not be released of its obligations. If this Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor Landlord, Tenant shall promptly execute and deliver a direct lease with Successor Landlord which direct lease shall be on the same terms and conditions as this Lease (subject, however, to the provisions of clauses (i)-(iii) of this Section) and shall be effective as of the day this Lease shall have terminated as aforesaid. Notwithstanding the continuation of this Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor Landlord and Tenant as aforesaid, Successor Landlord shall not:

(i) be liable for any previous act or omission of Landlord under this Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord; or

(iii) be bound by any modification of this Lease or by any previous prepayment of Rent for more than one (1) month which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by the holder of the mortgage or deed of trust through which Successor Landlord claims title.

22.3 Right to Cure.

(a) Tenant shall promptly notify Lender of any default by Landlord under this Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease or to claim a partial or total eviction.

(b) In the event of a default by Landlord under this Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice, provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Property or any portion of it, Tenant may not terminate or cancel this Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Property.

(c) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

22.4 Liability of Successor Landlord. Notwithstanding anything contained herein to the contrary, in the event that Lender shall acquire title to the Property or any portion thereof, Lender shall have no obligation, nor incur any liability, beyond Lender’s then interest, if any, in the Property or such portion, and Tenant shall look exclusively to such interest, if any, of Lender in the Property for the payment and discharge of any obligations imposed upon Lender under this Lease, and Lender is hereby released or relieved of any other liability hereunder and under this Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Lender, Tenant shall look solely to the estate or interest owned by Lender in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Lender.

23. Landlord Financing; Assumption.

23.1 Landlord Financing During Lease Term. Tenant and its Affiliates shall, at Landlord’s sole cost and expense, reasonably cooperate to facilitate any financing by Landlord during the Lease Term; provided, however, nothing contained herein shall require Tenant to consent to any modifications to this Lease or to release confidential information of Tenant or its Affiliates. Such cooperation shall include, without limitation, naming any Lender as an additional insured on insurance policies required under Section 11(a) hereof.

23.2 Tenant’s Consent to Assignment for Indebtedness.

(a) Tenant acknowledges that in order to secure Landlord’s obligations under any Loan, Landlord may agree to the assignment to the Lender of Landlord’s right, title and interest to this Lease. Tenant hereby consents to such assignment and covenants and agrees with Landlord and Lender:

(i) simultaneously to deliver to the Lender, at its address for notices provided by Landlord, any default notice delivered to the Landlord pursuant to this Lease;

(ii) that Tenant shall not pay any Rent more than one month prior to such payment’s scheduled due date except as provided in this Lease; and

(iii) that any agreement amending, supplementing, modifying or terminating this Lease entered into after notice to Tenant of the existence of the Loan without the prior written consent of the Lender shall not be binding on Lender.

24. Miscellaneous.

24.1 Binding Effect; Successors and Assigns Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Landlord and Tenant, shall be binding upon their respective successors, legal representatives and assigns and inure to the benefit of their respective permitted successors and assigns.

24.2 Quiet Enjoyment. So long as Tenant shall pay the Base Rent, Supplemental Rent and any other amounts payable by Tenant hereunder as the same become due and payable and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder in all respects, Tenant shall have the right to peaceably and quietly hold, possess and use any and all of the Property hereunder during the Lease Term.

24.3 Notices. All notices and other instruments given or delivered pursuant to this Lease shall be in writing and sent by hand delivery, prepaid United States registered or certified mail, return receipt requested, facsimile transmission (with automatic electronic confirmation of receipt), or by a nationally recognized overnight courier, and the giving of such notice or other communication shall be deemed to have been given (i) when delivered by hand, (ii) on the earlier of receipt or refusal by the addressee to accept delivery after being sent by first class registered or certified mail, postage prepaid, return receipt requested, or (iii) on receipt or refusal of the addressee to accept delivery when sent by a nationally recognized overnight courier. Copies of notices must be sent to all of the parties listed below. Communications by facsimile transmission (telefax) to the number of the addressee shown herein shall be effective on the Business Day of transmission, provided that such transmission is received at the addressee’s offices as set forth below prior to 5:00 p.m. (Pacific Time) and if received after said time, shall be effective as of the next following Business Day. Each of the parties hereto shall have the right to specify, from time to time, as its address for purposes of this Lease, any address and any addressee, in the continental United States, upon giving fifteen (15) days written notice thereof to the other parties. The addresses of the parties for purposes of this Lease, until notice has been given as above provided, shall be as follows:

Landlord:

Harbor 91 Limited Partnership,

Donna M. Snider, Debbie A. Marheine,

Joseph G. Brown and Leona R. Horowitz

c/o Brown Associates II, LLC

Attn: Joseph G. Brown

19700 Fairchild Road, Suite 100

Irvine, CA 92612

Fax No.: 949-250-0045

With a copy to:

Finer, Kim & Stearns

Attn: William A. Finer

3424 Carson Street, Suite 500

Torrance, CA 90503

Fax No.: 310-214-0764

Tenant:

Bumble Bee Seafoods, LLC

9655 Granite Ridge Drive

San Diego, CA 92123-2674

Attn: Chief Financial Officer

Fax No.: 858-715-4820

With a copy to:

Gray Cary Ware & Freidenrich LLP

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Attn: Joseph A Delaney, Esq.

Fax No.: 858-677-1401

24.4 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such unenforceability.

24.5 Amendment, Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.

24.6 Headings. The Table of Contents and headings of the various Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

24.7 Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original fully enforceable counterpart for all purposes, but all such counterparts shall together constitute but one and the same instrument. The exchange of counterparts of this Lease among the parties by means of facsimile transmissions which shall contain accurate reproductions of the signatures hereto shall constitute a valid exchange of this Lease and it shall be binding upon the parties hereto.

24.8 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

24.9 Estoppel Certificates. Tenant will promptly, but in no event later than fifteen (15) days after request by Landlord, execute, acknowledge and deliver to Landlord for the benefit of Lender an estoppel certificate in the form attached hereto as Exhibit “D” (with such modifications as are appropriate under the circumstances). Landlord shall pay Tenant’s reasonable expenses (including attorneys’ fees) incurred in connection with reviewing and executing any estoppel certificate, not to exceed $1,000.

24.10 No Joint Venture; True Lease. Any intention to create a joint venture or partnership relation between Landlord and Tenant is hereby expressly disclaimed. Landlord and Tenant intend that this Lease constitutes a “true lease” for U.S. federal, state and local income tax purposes.

24.11 No Accord and Satisfaction. The acceptance by Landlord of any sums from Tenant (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Tenant hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between such parties regarding sums due and payable by Tenant hereunder, unless Landlord specifically deems it as such in writing.

24.12 No Merger. In no event shall the leasehold interests, estates or rights of Tenant hereunder merge with any interests, estates or rights of Landlord in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Tenant hereunder shall be deemed to be separate and distinct from Landlord’s interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

24.13 Naming and Signage of the Property. Subject to all matters of record affecting the Property as of the date hereof and Applicable Laws, Tenant shall have the sole and exclusive right, at any time and from time to time, to select the name or names of the Property and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Property, as well as all rights in respect of signage for or in connection with the Property. Landlord shall not have or acquire any right or interest with respect to any such name or names used at any time by Tenant, or any trade name, trademark service mark or other intellectual property of any type of Tenant.

24.14 Expenses. Whenever this Lease provides for the reimbursement or payment by Tenant of costs and expenses of Landlord, then such reimbursement obligation shall be limited to reasonable, out-of pocket third-party costs and expenses.

24.15 Further Assurances. Landlord and Tenant will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the others reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease. Without limiting the foregoing, Landlord shall cooperate with Tenant in reasonably opposing any zoning changes or imposition of other restriction which could adversely affect Tenant’s use of the Property. Nothing herein shall obligate Tenant to provide to Landlord or the Lender any proprietary or confidential information relating to the manner, method and procedures of Tenant’s business operations or relating to Tenant’s business plan.

24.16 Independent Covenants. The covenants of Landlord and Tenant herein are independent and several covenants and not dependent on the performance of any other covenant in this Lease.

24.17 Landlord Exculpation.

(a) Notwithstanding anything to the contrary contained in this Lease, no director, officer, employee, shareholder, member, manager, partner or agent of Landlord (collectively, the “Landlord Exculpated Parties”) shall have any personal obligation or liability hereunder, and Tenant shall not seek to assert any claim or enforce any of Tenant’s rights hereunder against any Landlord Exculpated Party.

(b) Notwithstanding anything to the contrary contained in this Lease, no director, officer, employee or shareholder, member, manager, partner or agent of Tenant (collectively, the “Tenant Exculpated Parties”) shall have any personal obligation or liability hereunder, and Landlord shall not seek to assert any claim or enforce any of Landlord’s rights hereunder against any Tenant Exculpated Party.

24.18 Holding Over. Tenant covenants that if for any reason Tenant or any sublessee of Tenant shall fail to vacate and surrender possession of the Property or any part thereof on or before the expiration or earlier termination of this Lease and the Lease Term, then Tenant’s or any sublessee’s continued possession of the Property shall be construed as a tenancy at sufferance, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord an amount equal to the greater of (i) the Fair Market Rental Value of the Property at such time, or (ii) one hundred twenty-five percent (125%) of the total amount of Base Rent payable hereunder immediately prior to such termination. Tenant shall continue to pay one hundred percent (100%) of Supplemental Rent during any hold over period. The provisions of this Section shall not in any way be deemed to (i) permit Tenant to remain in possession of the Property after the Expiration Date or sooner termination of this Lease, or (ii) imply any right of Tenant to use or occupy the Property upon expiration or termination of this Lease and the Lease Term and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

24.19 Survival. The following provisions shall survive the termination or expiration of this Lease: (i) Sections 3.5, 5, 7.3 and 9 (only with respect to Impositions arising during the Lease Term), 10, 13 and 19, to the extent relating to unfulfilled obligations of Tenant arising or occurring prior to the date of termination of this Lease, (ii) any provisions of this Lease pursuant to which the Landlord or Tenant had an existing obligation which was unsatisfied at the time of termination of this Lease and remains unsatisfied, and (iii) any other provision expressly stated to so survive; provided, however, that nothing in this Section shall be deemed to extend any applicable statue of limitations.

24.20 Time of the Essence. All time periods for payments and performance herein are of the essence of this Lease agreement between the parties hereto.

24.21 Memorandum of Lease. Landlord and Tenant shall, contemporaneously with the execution and delivery of this Lease, execute and deliver a memorandum of lease for the Property (“Memorandum of Lease”) substantially in the form of Exhibit “B” annexed hereto. Each party is authorized, at Tenant’s sole cost and expense, to cause the Memorandum of Lease to be recorded or filed in the manner and place required by Applicable Law to protect their respective interests in the Property and this Lease.

24.22 Force Majeure. The time within which any action to be taken by either party hereunder must be completed shall be extended for a period of time equal to the period of any delay directly affecting such party’s ability to take such action which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor which are reasonably outside the control of the party from whom any such action is required.

IN WITNESS WHEREOF, Landlord and Tenant have duly authorized, executed and delivered this Lease as of the date first hereinabove set forth.

LANDLORD:

HARBOR 91 LIMITED PARTNERSHIP, a California limited partnership

By:	BROWN ASSOCIATES, LLC, A California limited liability company
Its:	General Partner

By:	/s/ Donna M. Snider
Name:	Donna M. Snider
Title:	Managing Member

By:	/s/ Debbie A. Marheine
Name:	Debbie A. Marheine
Title:	Managing Member

By:	/s/ Joseph G. Brown
Name:	Joseph G. Brown
Title:	Managing Member

/s/ Donna M. Snider
DONNA M. SNIDER

/s/ Debbie A. Marheine
DEBBIE A. MARHEINE

/s/ Joseph G. Brown
JOSEPH G. BROWN

/s/ Leona R. Horowitz
LEONA R. HOROWITZ

TENANT:

BUMBLE BEE SEAFOODS, LLC, a Delaware limited liability company

By:	/s/ Ronald M. Miller
Name:	Ronald M. Miller
Title:	EVP Finance & Administration, CFO

By:
Name:
Title:

EXHIBIT A

DESCRIPTION OF LAND

LOTS 38 TO 46 INCLUSIVE OF TRACT NO. 23067, IN THE CITY OF SANTA FE SPRINGS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 732, PAGES 21 TO 24 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW THE SURFACE OF SAID LAND, BUT WITH NO RIGHT OF SURFACE ENTRY AS PROVIDED IN DEEDS OF RECORD.

Exhibit A-1

EXHIBIT B

MEMORANDUM OF LEASE

RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

Gray Cary Ware & Freidenrich LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Attn: Joseph A. Delaney, Esq

(SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)

LEASE

(Short Form)

THIS LEASE (Short Form) is executed as of February 26, 2004, by and between (1) HARBOR 91 LIMITED PARTNERSHIP, a California limited partnership (“Harbor 91”), (2) DONNA M. SNIDER, a married woman as her sole and separate property (“Snider”), (3) DEBBIE A. MARHEINE, a married woman as her sole and separate property (“Marheine”), (4) JOSEPH G. BROWN, a married man as his sole and separate property (“Brown”), and (5) LEONA R. HOROWITZ, an unmarried woman as her sole and separate property (“Horowitz” and together with Harbor 91, Snider, Marheine and Brown are collectively referred to as “Landlord”), and BUMBLE BEE SEAFOODS, LLC, a Delaware limited liability company (“Tenant”).

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain real property legally described on Exhibit A attached hereto (the “Leased Property”). Such lease is subject to all the terms and conditions set forth in that certain Lease Agreement of even date herewith by and between Landlord and Tenant. In the event of any conflict between the terms of this Lease (Short Form) and said Lease Agreement, the terms of said Lease Agreement shall prevail.

The initial term of the Lease is for a period of approximately fifteen (15) years commencing on the Commencement Date and ending on the Expiration Date, as those terms are defined in the Lease Agreement. Tenant has the right to extend the term of the Lease for four (4) terms of five (5) years.

All terms and conditions in the Lease Agreement are incorporated herein by this reference. Further information with respect to the Lease may be obtained from Landlord or Tenant at the following addresses:

Landlord:

Harbor 91 Limited Partnership,

Donna M. Snider, Debbie A. Marheine,

Joseph G. Brown and Leona R. Horowitz

c/o Brown Associates II, LLC

Attn: Joseph G. Brown

19700 Fairchild Road, Suite 100

Irvine, CA 92612

Fax No.: 949-250-0045

Exhibit B-1

Tenant:

Bumble Bee Seafoods, LLC

9655 Granite Ridge Drive

San Diego, CA 92123-2674

Attn: Chief Financial Officer

Fax No.: 858-715-4820

with a copy to:

Gray Cary Ware & Freidenrich LLP

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Attn: Joseph A Delaney, Esq.

Fax No.: 858-677-1401

Exhibit B-2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease (Short Form) to be effective as of the date first written above.

LANDLORD:

HARBOR 91 LIMITED PARTNERSHIP,

a California limited partnership

By:	BROWN ASSOCIATES II, LLC, a California limited liability company
Its:	General Partner

By:
Name:	Donna M. Snider
Title:	Managing Member

By:
Name:	Debbie A Marheine
Title:	Managing Member

By:
Name:	Joseph G. Brown
Title:	Managing Member

DONNA M. SNIDER

DEBBIE A. MARHEINE

JOSEPH G. BROWN

LEONA R. HOROWITZ

Exhibit B-3

TENANT:

BUMBLE BEE SEAFOODS, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-4

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-5

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-6

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-7

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-8

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-9

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-10

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-11

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-12

STATE OF	)
)
COUNTY OF	)	SS

On                      before me,                                                                                  , Notary Public, personally appeared                                                                                  ,

                         personally known to me

Or

                         proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC

(SEAL)

Exhibit B-13

Exhibit A to Lease (Short Form)

[Description of Leased Property]

LOTS 38 TO 46 INCLUSIVE OF TRACT NO. 23067, IN THE CITY OF SANTA FE SPRINGS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 732, PAGES 21 TO 24 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW THE SURFACE OF SAID LAND, BUT WITH NO RIGHT OF SURFACE ENTRY AS PROVIDED IN DEEDS OF RECORD.

Exhibit B-14

EXHIBIT C

TENANT’S EQUIPMENT AND PERSONALTY

1. Inventory;

2. Furniture;

3. Supplies;

4. Materials;

5. Appliances;

6. Machinery;

7. Equipment;

8. Trade fixtures;

9. Fixtures; and

10. All other personal property identified by Tenant from time to time under this Lease.

Exhibit C-1

EXHIBIT D

ESTOPPEL CERTIFICATE — TENANT FORM

To:	[Name of Borrower] [Address]

[Name of Lender] [Address]

Date:	[ ], 200[ ]:

The undersigned,                              (“Tenant”) is lessee under that certain lease dated                     , as amended by [describe all amendments and assignments] ([as so modified and/or assigned,] the “Lease”), with as (“Landlord”), for the lease of the Property (as defined in the Lease) (the “Property”). Capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Lease, unless otherwise expressly provided herein.

Tenant hereby certifies the following:

1. Tenant is in possession of the Property.

2. The Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant. Except as specifically set forth above, the Lease has not been assigned, modified, supplemented or amended in any way and, [except for the Loan], the Tenant has no notice of any assignment, pledge or hypothecation by Landlord of the Lease or of the amounts payable thereunder. A true, correct and complete copy of the Lease, together with all assignments, modifications, supplements and amendments thereto is attached to this Certificate as Exhibit A.

3. Except as expressly set forth in the Lease, Tenant is not entitled to any offsets, abatements, deductions or otherwise against payment of Base Rent, Supplemental Rent or any other amount under the Lease.

4. Tenant is not in default under any of the terms, covenants or provisions of the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute such a default under the Lease.

5. There are no existing set-offs or defenses against the enforcement of any right or remedy of Landlord or any duty or obligation of Tenant except under the Lease. To Tenant’s knowledge, Landlord is not in default under any of the terms, covenants or provisions of the Lease and to Tenant’s knowledge, no event has occurred which, with the passage of time or giving of notice or both, would constitute such a default under the Lease.

6. The Base Rent has been paid by Tenant through                             and other payments under the Lease have not been paid by Tenant more than thirty (30) days in advance of the date they are due under the Lease.

7. The Commencement Date of the Lease is                     .

8. The Expiration Date of the Lease is                             .

Exhibit D-1

9. The Base Rent is                                 .

10. Tenant has no renewal options, expansion options or rights of first refusal or purchase options, other than the renewal options set forth in Section 4 of the Lease.

11. Neither Tenant, nor to Tenant’s knowledge, Landlord has commenced any action or given any notice for the purpose of terminating the Lease. Neither Tenant nor, to Tenant’s knowledge, Landlord has given or received a notice of default or breach (whether alleged or actual) in connection with the Lease.

This estoppel certificate is binding upon Tenant and its successors and assigns and may be relied upon by you and your successors and assigns.

[ ]

By:
Its:
(Name and Title)

Exhibit D-2

SCHEDULE 3.1

BASE RENT SCHEDULE

Base Rent for the Base Term shall be paid in advance in accordance with the provisions of Section 3.1 in the following amounts:

1. Seven Hundred Thousand Seven Hundred Seventy-Two and 00/100 Dollars ($700,772.00) per year ($58,398.00 per month) for the period from the Commencement Date through and including September 30, 2006.

2. Seven Hundred Twenty-One Thousand Seven Hundred Ninety-Five and 00/100 Dollars ($721,795.00) per year ($60,150.00 per month) for the 2.5 year period from October 1, 2006 through and including March 31, 2009.

3. Seven Hundred Forty-Three Thousand Four Hundred Forty-Nine and 00/100 Dollars ($743,449.00) per year ($61,954.00 per month) for the 2.5 year period from April 1, 2009 through and including September 30, 2011.

4. Seven Hundred Sixty-Five Thousand Seven Hundred Fifty-Two and 00/100 Dollars ($765,752.00) per year ($63,813.00 per month) for the 2.5 year period from October 1, 2011 through and including March 31, 2014.

5. Seven Hundred Eighty-Eight Thousand Seven Hundred Twenty-Five and 00/100 Dollars ($788,725.00) per year ($65,727 per month) for the 2.5 year period from April 1, 2014 through and including September 30, 2016.

6. Eight Hundred Twelve Thousand Three Hundred Eighty-Seven and 00/100 Dollars ($812,387.00) per year ($67,699.00 per month) for the period from October 1, 2016 through and including the Expiration Date.

SCHEDULE 11(a)

INSURANCE SCHEDULE

(a) Tenant covenants and agrees that, subject to Section 11(b) of the Lease, it will at all times during the Lease Term keep in full force and effect the following insurance coverage (provided, however, if at any time during the term of the Lease any such coverage is not then available on commercially reasonable terms at a commercially reasonable price, Tenant shall thereafter obtain in lieu thereof of such other insurance as is customarily obtained by persons in similar situations):

(i) A broad form commercial general liability insurance policy (unamended), including but not limited to premises, operations, and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Property and the business conducted by Tenant thereon. The policy shall provide coverage limits of not less than Two Million Dollars ($2,000,000) for each occurrence.

(ii) A business automobile liability policy with a combined single limit of One Million and No/100 Dollars ($1,000,000).

(iii) A commercial excess or umbrella liability policy with limits of Five Million Dollars ($5,000,000) covering the matters set forth in (a)(i) and (ii) above.

(iv) A policy of standard insurance against physical loss or damage by fire, lightning and other risks and supplementary perils included under all risk policies, with standard and extended coverage or all risk endorsement, including without limitation, vandalism and malicious mischief and boiler/machinery insurance, to the extent of one hundred percent (100%) of the full replacement value (with agreed amount endorsements) of all building and other facilities and improvements constructed on the Property and all Tenant finish and leasehold improvements and fixtures. This policy shall name Landlord and the Lender as loss payees as their interest may appear. Such policy shall contain a commercially reasonable deductible (taking into account Tenant’s normal insurance practices), payment for which Tenant shall be solely responsible.

(v) A policy of rental loss or business interruption insurance covering Rent payable for a period of one (1) year.

(vi) A policy of earthquake to the extent of full replacement value covering the Property and all improvements thereon if reasonably required by Landlord or Lender and is customarily maintained by owners of similar properties in the vicinity of the Property.

(vii) Workers’ compensation or other such insurance in accordance with applicable state law requirements covering all of Tenant’s employees.

(b) All policies of insurance described in this Schedule which Tenant is required to procure and maintain will be issued by responsible insurance companies, having not less than Best’s B+ rating, and qualified and licensed to do business in the state in which the Property is situated. Certificates of such insurance will be delivered to Landlord and the Lender, and any additional insureds on the date hereof and any renewals or extensions of said policies or certificates of insurance shall be delivered to Landlord and the Lender upon renewal or extension of said policies. Unless Tenant elects to self-insure, all liability and property damage policies will contain the following provisions:

(i) The company writing such policy will agree to give the insured and additionally named insured parties or loss payees not less than thirty (30) days notice in writing prior to any cancellation or reduction of such insurance;

(ii) Landlord and the Lender shall be named as additional insured or loss payees, as their interests may appear, for each insurance policy required to be maintained by Tenant (except (vii) above and the commercial excess umbrella liability insurance), with all proceeds under any policy under (iv) (v) and (vi) to be paid in accordance with the provisions of the Lease.

(c) Any insurance required by this Schedule may be brought within the coverage of a so-called blanket policy or policies of insurance carried by and maintained by the insuring party insuring the combined operations at the Property with other premises leased or owned by Tenant.

(d) If Tenant fails to acquire or maintain the insurance required pursuant to this Schedule or to pay the premiums for such insurance and deliver the required certificates, Landlord may, in addition to other rights and remedies available to Landlord, acquire such insurance and/or pay the requisite premiums therefor. Such premiums so paid by Landlord will be reimbursable and payable by Tenant immediately upon written demand therefor made to Tenant by Landlord, plus interest at the Default Rate from the date paid by Landlord until reimbursement by Tenant.

(e) Except to the extent otherwise provided in the Lease, the parties hereto release each other, and their respective representatives, agents, contractors and employees from any claims for damage to any person or to the Property and all improvements located in the Property, and to the fixtures, personal property, improvements, and alteration of either Landlord or Tenant in or upon the Property, that are caused by or result from risks insured against under any casualty insurance policies carried by the parties (or which should have been carried by the parties pursuant to the terms hereof) or, in the case of Tenant’s self-insurance, all risks that would otherwise be insured against under the policies identified herein. Each party shall cause the insurance coverage set forth in (a)(i), (a)(iv), (a)(v) and (a)(vi) obtained by it (recognized that Landlord may not in fact obtain any insurance) to provide that the insurance company waives in writing all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against (or to be insured against) under any insurance policy required by this Lease or self-insurance maintained in lieu of any such required insurance.